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                                                                Exhibit 23.1



                        Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File Nos. 333-75068, 333-91577, 333-72191 and 333-54030) and S-8 (File Nos. 333-43787, 333-69859
and 333-95901).


                                              /s/ Arthur Andersen LLP


Boston, Massachusetts
March 20, 2002